CONTRACTUAL FEE/EXPENSE WAIVER AGREEMENT


         Agreement effective as of the 31st day of January 2009 by and among the Turner Funds, a Massachusetts business trust (the "Trust"), Turner Investment Partners, Inc., a Pennsylvania corporation ("TIP"), and Turner Investment Management LLC, a Maryland limited liability company ("TIM").

         1. TIP hereby agrees to limit the net total operating expenses at the levels indicated through January 31, 2010 for each of the following Funds:

         FUND:                                            NET TOTAL OPERATING EXPENSES
         ----                                             ----------------------------

         Turner Core Growth Fund
                  Institutional Class                         0.69%
                  Investor Class                              0.94%
         Turner Emerging Growth Fund
                  Institutional Class                         1.15%
                  Investor Class                              1.40%
         Turner Large Cap Growth Fund
                  Institutional Class                         0.69%
                  Investor Class                              0.94%
         Turner Midcap Growth Fund
                  Institutional Class                         0.93%
                  Investor Class                              1.18%
                  Retirement Class                            1.43%
         Turner Small Cap Growth Fund
                  Investor Class                              1.25%
         Turner International Core Growth Fund
                  Institutional Class                         1.10%
                  Investor Class                              1.35%
         Turner Quantitative Broad Market Equity Fund
                  Institutional Class                         0.64%
                  Investor Class                              0.89%
         Turner Quantitative Large Cap Value Fund
                  Institutional Class                         0.69%
                  Investor Class                              0.94%

         2. TIP hereby agrees to limit the net total other expenses at the levels indicated through January 31, 2010 for each of the following Funds:

         FUND:                                            NET TOTAL OPERATING EXPENSES
         ----                                             ----------------------------

         Turner Concentrated Growth Fund
                  Investor Class                              0.25%
         Turner New Enterprise Fund
                  Investor Class                              0.25%

         3. TIM hereby agrees to limit the net total operating expenses at the levels indicated through January 31, 2010 for each of the following Funds:

         FUND:                                            NET TOTAL OPERATING EXPENSES
         ----                                             ----------------------------

         Turner Midcap Equity Fund
                  Institutional Class                         0.90%
                  Investor Class                              1.15%
         Turner Small Cap Equity Fund
                  Institutional Class                         1.20%
                  Investor Class                              1.45%

         This Agreement shall be renewable at the end of each one year term for an additional one year term upon the written agreement of the parties hereto.

         This Agreement supersedes any prior contractual waiver agreement(s) between the parties.

         IN WITNESS WHEREOF, intending to be legally bound hereby, the parties hereto have caused this Agreement to be executed by their officers designated below effective as of the day and year first above written.


TURNER FUNDS                                    TURNER INVESTMENT PARTNERS, INC.

By: /S/ THOMAS R. TRALA                         By: /S/ BRIAN F. MCNALLY
   -----------------------------------------        ----------------------------
              Signature                                   Signature
Name:  THOMAS R. TRALA                          Name: BRIAN F. MCNALLY
     ---------------------------------------         ---------------------------
              Printed                                    Printed
Title: PRESIDENT AND CHIEF EXECUTIVE OFFICER    Title: GENERAL COUNSEL AND CHIEF
      --------------------------------------           -------------------------
                                                  COMPLIANCE OFFICER - PRINCIPAL
                                                  ------------------------------

TURNER INVESTMENT MANAGEMENT LLC

By: /S/ BRIAN F. MCNALLY
   -----------------------------------------
              Signature
Name: BRIAN F. MCNALLY
     ---------------------------------------
              Printed
Title: GENERAL COUNSEL AND CHIEF
       COMPLIANCE OFFICER
      --------------------------------------